UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2014

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4890 W. Kennedy Blvd.

Suite 650

Tampa, Florida 33609

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Third Amendment to Amended and Restated Advisory Agreement

On November 25, 2014, Carter Validus Mission Critical REIT, Inc. (the “Company”) entered into an amendment (the “Third Amendment”) to the Amended and Restated Advisory Agreement dated November 26, 2010 (as amended and renewed, the “Advisory Agreement”), by and among the Company, Carter/Validus Operating Partnership, LP (the “Operating Partnership”) and Carter/Validus Advisors, LLC (the “Advisor”). The Third Amendment, which is attached as Exhibit 10.1 hereto, amends certain terms of the compensation the Company is required to pay to the Advisor under the Advisory Agreement and the addresses of the parties to the Advisory Agreement.

Pursuant to the terms of the Third Amendment, the Company will reduce the monthly asset management fee payable to the Advisor to 1/12th of 0.85%, from the previous 1/12th of 1.0%, of the sum of the contract purchase price, the acquisition expenses, construction fee and other customarily capitalized costs but excluding acquisition fees, monthly in arrears based on assets held by the Company on the last day of such month.

In addition, the Company will reduce the disposition fee payable to the Advisor or its affiliates to up to the lesser of 1.0%, from the previous 2.0%, of the contract sales price and one-half of the brokerage commission paid if a third party broker is involved. The disposition fee would be payable in connection with the sale of one or more properties, if the Advisor or its affiliates provides a substantial amount of services, as determined by a majority of the Company’s independent directors, in connection with the sale of the property or properties. In anticipation of modified funds from operations reaching full coverage of distributions during 2015, and as part of the consideration for reducing the asset management fee and the disposition fee, the Company agreed to pay current all asset management fees that the Advisor had previously deferred. In addition, the Advisor expects to no longer defer the asset management fee.

The material terms of the Third Amendment are qualified in their entirety by the Third Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

Renewal of Advisory Agreement

On November 25, 2014, the Company, along with the Operating Partnership and the Advisor, executed a mutual consent to renew the Advisory Agreement as amended by that certain First Amendment to the Amended and Restated Advisory Agreement, effective as of March 29, 2011 (the “First Amendment”), as further amended by that certain Second Amendment to the Amended and Restated Advisory Agreement, effective as of October 4, 2012 (the “Second Amendment”) and that certain Third Amendment. As a result of the renewal, the Advisory Agreement was extended through November 26, 2015.

The material terms of the Advisory Agreement are qualified in their entirety by the terms of the agreement attached as Exhibit 10.2 to the Company’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission on November 29, 2010, and incorporated herein by reference. Also, the material terms of the (i) First Amendment are qualified in their entirety by the terms of the agreement attached as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 31, 2011; (ii) Second Amendment are qualified in their entirety by the terms of the agreement attached as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 4, 2012; and (iii) Third Amendment are qualified in their entirety by the terms of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Renewal of Property Management Agreement

On November 12, 2014, the Company, along with the Operating Partnership and Carter Validus Real Estate Management Services, LLC (the “Property Manager”), executed a mutual consent to renew that certain Property Management Agreement (the “Property Management Agreement”) by and among the Company, the Operating Partnership and the Property Manager, dated November 12, 2010. As a result of the renewal, the Property Management Agreement was extended through November 12, 2015.

The material terms of the Property Management Agreement are qualified in their entirety by the terms of the agreement attached as Exhibit 10.3 to the Company’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission on November 16, 2010, and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market and the Company cannot assure you that there will be growth in the value of the Company’s properties. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: November 26, 2014	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer

Exhibit Index

10.1	Third Amendment to Amended and Restated Advisory Agreement by and between Carter Validus Mission Critical REIT, Inc., Carter/Validus Operating Partnership, LP and Carter/Validus Advisors, LLC, dated November 25, 2014.